                                                 Free Writing Prospectus
                                                 Filed Pursuant to Rule 433
                                                 Registraion No. 333-140436-14

(FIRST FRANKLIN(R) LOGO)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

(HOME LOAN SERVICES LOGO)

FIRST FRANKLIN COMPANY OVERVIEW

Investor Day-May 2007

(MERRILL LYNCH LOGO)
Global Markets & Investment Banking Group

(LOGO)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

(HOME LOAN SERVICES LOGO)

IF YOU HAVE ANY ADDITIONAL QUESTIONS, PLEASE CONTACT YOUR MERRILL LYNCH SALES PERSON WHO CAN ARRANGE A FOLLOW-UP MEETING WITH FIRST FRANKLIN OR HOME LOAN SERVICES.

(FIRST FRANKLIN(R) LOGO)

                          FIRST FRANKLIN PRESENTATION

TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Company Overview                                                         1

2.   Product Overview                                                         8

3.   Underwriting Guidelines                                                 14

4.   FFMER Securitization Program                                            20

5.   Home Loan Services                                                      22

Disclaimers                                                                  30

(LOGO)

                                     (LOGO)

                            (FIRST FRANKLIN(R) LOGO)

                              1. COMPANY OVERVIEW

(FIRST FRANKLIN(R) LOGO)

                                COMPANY OVERVIEW

ORIGINATIONS AND SERVICING PLATFORM

(FIRST FRANKLIN(R) LOGO)

-    Headquarters: San Jose, California

-    Founded: 1981

-    Employees: 2,100

-    CEO: Andy Pollock

-    Wholesale branches/sales offices: 35

-    Approved mortgage brokers: ~26,000

-    2006 origination volume: $25.7 billion (92%)

(NATIONPOINT(R) LOGO)

-    Headquarters: Lake Forest, California

-    Employees: 370

-    President: Michael Petree

-    Retail channels:

          -    Internet, phone, direct mail

          -    Referrals, portfolio retention

-    2006 origination volume: $2.3 billion (8%)

(HOME LOAN SERVICES LOGO)

-    Headquarters: Pittsburgh, Pennsylvania

-    Employees: 750

-    Managing Director: Nanette Stevens

-    2006 servicing volume: $49 billion

-    Rating: RPS2-, SQ1-and Above Average (F/M/S)

- Merrill Lynch's acquisition of First Franklin mortgage origination and Home Loan Services servicing franchise closed on December 30, 2006

- Will continue to operate business units with same management team, philosophy, and commitment to quality

- Leverage financial strength and stability, established brand and global resources of a leading financial services firm

- FFMER label replaced FFMLT for future securitizations beginning with January 2007 production

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                COMPANY OVERVIEW
                  Synergies from the Merrill Lynch Acquisition

MERRILL LYNCH

     -    Financial Strength

          -    $76.6Bn market cap

          -    $68.6Bn in 2006 Revenues

          -    $7.5Bn in 2006 Net Income

          -    ROE: 21.3% in 2006 vs 16.0% in 2005

     - 56,200 staff including 15,880 Financial Advisors covering over 2.5MM households managing $1.62T in assets

     -    Issuer Rating: Aa3/AA-/AA-

     -    Short Term Rating: P-1/A-1+/F1+

     -    Merrill Lynch Bank & Trust Co., Federal Savings Bank ("FSB")

          -    $14Bn in AUM* (As of Full Year 2006)

          - All First Franklin activities regulated by OTS and governed by FSB Board of Directors

     - Merrill Lynch well diversified company with commitment to mortgages globally

     -    Over 25 acquisitions across entire firm since 2004

*    AUM - Assets Under Management

HOME EQUITY LEAGUE TABLE-ADJUSTED FOR FF

                                         2006
                                        VOLUME     MARKET      NUMBER
RANK               MANAGER               ($BN)   SHARE (%)   OF ISSUES
----   ------------------------------   ------   ---------   ---------
  1    Countrywide Securities Corp      $ 65.7      10.7%         83
  2    Merrill Lynch                    $ 59.4       9.6%         70
  3    Royal Bank of Scotland Group     $ 58.7       9.5%         81
  4    Lehman Brothers                  $ 57.4       9.3%        145
  5    Citigroup                        $ 39.9       6.5%         83
  6    Deutsche Bank AG                 $ 39.6       6.4%         85
  7    Credit Suisse                    $ 36.3       5.9%         72
  8    Bear Stearns & Co Inc            $ 36.3       5.9%         74
  9    Morgan Stanley                   $ 34.9       5.7%         33
 10    JP Morgan                        $ 32.1       5.2%         69
 11    Barclays Capital                 $ 27.8       4.5%         49
 12    Goldman Sachs & Co               $ 25.0       4.1%         35
 13    UBS                              $ 23.0       3.7%         66
 14    HSBC Holdings PLC                $ 14.4       2.3%         16
 15    Banc of America Securities LLC   $ 14.4       2.3%         32
                                        ------     -----       -----
INDUSTRY TOTAL                          $617.4     100.0%      1,132
                                        ======     =====       =====

* Source: Thomson Financial - Adjusted Using First Franklin Deals Done in 2006; Took First Franklin single seller deals from 2006 and added them into ML's total issuance if ML not previously involved; Deal issuance was subtracted from those managers previously receiving credit for leading a 2006-specific First Franklin deal

CDO LEAGUE TABLE

                                           2006
                                          VOLUME       MARKET
RANK             ORIGINATOR                ($MM)     SHARE (%)
----   ------------------------------   ----------   ---------
  1    Merrill Lynch                      50,073.6      15.0
  2    Citigroup                          36,442.6      10.9
  3    Deutsche Bank AG                   23,202.2       6.9
  4    Wachovia Corp                      22,820.6       6.8
  5    Credit Suisse                      22,731.5       6.8
  6    UBS                                22,293.8       6.7
  7    Banc of America Securities LLC     20,342.8       6.1
  8    Bear Stearns & Co Inc              19,720.1       5.9
  9    Morgan Stanley                     19,322.3       5.8
 10    JP Morgan                          14,939.1       4.5
                                        ----------     -----
INDUSTRY TOTAL                          $334,802.7     100.0%
                                        ==========     =====

*    Source: Thomson Financial

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                COMPANY OVERVIEW
                         Vertically Integrated Platform

MERRILL LYNCH PLATFORM OVERVIEW

VALUE CHAIN         BENEFITS ACROSS THE CHAIN     HEADCOUNT (1)                   GSFI PLATFORM
-----------      ------------------------------   -------------   --------------------------------------------
ORIGINATION      "Access to assets" and               2,470       -    U.S.: First Franklin, NationPoint
                 singular vs. multiple
                 interface to 3rd party                           -    EMEA: Mortgages plc, Freedom, Irish
                 mortgage loan originators                             Life JV, Oakwood Co's

                                                                  -    PacRim: Peninsula, Nishon-Nippon City
                                                                       Bank JV, Shriram

LENDING          Secured lending to 3rd party            10       -    Residential Real Estate Asset Based
                 originators with advance                              Lending (ABL)
                 levels based on whole loan and
                 securitization market levels

WHOLE LOAN       Bid to market securitization            73       -    Prime Whole Loan Trading
CONDUIT          execution with forward sales
                 and internal residual takeout                    -    Prime Portfolio

                                                                  -    Sub-prime Whole Loan Trading

                                                                  -    SURF

SECURITIZATION   Optimize structure and utilize          12       -    Residential Real Estate Asset Based
                 syndication / trading                                 Securitization (ABS)
                 capabilities to distribute
                 bonds                                            -    Syndicate

PRINCIPAL        Asset management activity for           12       -    Residential Opportunistic Investing
INVESTING        internally generated and 3rd                          (ROI)
                 party residuals
                                                                  -    Surveillance and Analytics

SERVICING        Servicing capabilities               1,354       -    U.S: Wilshire Credit Corp. (WCC), Home
                 maximize returns on retained                          Loan Services (HLS)
                 positions with real-time
                 performance data; utilized to                    -    EMEA: Mortgages PLC, Freedom (Special
                 adjust origination product                            Servicing)
                 offerings
                                                                  -    PacRim: Peninsula
                                                      -----
                                                      3,931
                                                      =====

----------
(1) Reflects U.S. Residential Real Estate platform only. Headcount excluded from above data: EMEA - Mortgages plc (380), Freedom (90), Banking (26); PacRim - Peninsula, Banking.

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                COMPANY OVERVIEW

FIRST FRANKLIN COMPANY TIMELINE

-    Company founded as conforming retail in 1981

-    Rolled out FICO based, purchase money strategy in 1995

-    Successfully managed through multiple acquisitions, cycles, and products

-    Acquired by Merrill Lynch December 2006

     -    Vertically integrated from origination through investment

     -    Market consolidation drives need for internal originations

     -    Provides best in class, consistent production

     -    Committed to market share growth in profitable products

     -    Will leverage platform to rollout products (Alt A -first)

                                    (GRAPHS)

                           (COMPANY OVERVIEW DIAGRAM)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                COMPANY OVERVIEW

STRATEGY

-    Benchmark Issuer -

     -    Volume - #3 largest subprime wholesale originator as of Q4 2006*

     - Servicer - Highly ranked, servicing $50.52Bn** of First Franklin only originations

     -    Performance - Consistently originates top quality products

-    Profitable products -

     - Granular analysis -Material product categories tested to discrete enhancement and performance expectations

     - Early Payment Default ("EPD") and performance supported by upfront Asset Quality ("AQ") and backend Quality Control ("QC") processes provide feedback loop

     - Servicer information from both HLS and Wilshire provide early performance information and ability to manage difficult vintages and geographies

     - All new products rolled out and tested through Product Development process before national rollout

- Top credit- First Payment Default ("FPD") 1% goal (1/2007 - 1.47%, 2/2007 - 1.38%, 3/2007 - 1.25%, 4/2007 - 1.13% of origination) and maintenance of absolute and relative outperformance

- Account Executive ("AE") increase - Continue to build out AE salesforce in order to increase market share

-    Low cost to produce - 154bps

- Sell to end user - Securitization program, development of residual liquidity, and whole loans to portfolio buyers

-    Transparency to investors and Rating Agencies -

     - Post monthly performance information through ABSNet and ML monthly First Franklin Monitor

     -    Post monthly collateral tapes through trustee

     -    Contribute to Loan Performance database

*    SOURCE: NATIONAL MORTGAGE NEWS;

**   PORTFOLIO AS OF 1/31/2007

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                COMPANY OVERVIEW

DIVERSIFIED GEOGRAPHIC LENDING PRESENCE

                                     (MAP)

-    HUB - San Jose, CA

-    Wholesale - 35 branches/sales offices nationwide

-    Retail - NationPoint (Lake Forest, CA)

                            2006 PRODUCTION BY REGION

REGION          VOLUME ($)       VOLUME (%)
------      -----------------   -----------
Northwest    4,325,189,156.55      15.63%
West         5,526,670,398.50      19.98%
Midwest      4,485,586,529.99      16.21%
Southeast    6,168,528,925.13      22.30%
Northeast    4,879,513,354.25      17.64%
Retail       2,280,016,403.00       8.24%
            -----------------     ------
Total       27,665,504,767.42     100.00%
            =================     ======

                        MSA CONCENTRATION 2006 PRODUCTION

MSA                                VOLUME ($)      VOLUME (%)
---                            -----------------   ----------
Los Angeles-Long Beach, CA      1,533,060,120.00       5.54%
Chicago, IL                     1,460,034,395.40       5.28%
Riverside-San Bernandino, CA    1,399,293,995.00       5.06%
Atlanta, GA                       802,106,242.18       2.90%
Washington, DC-MD-VA-WV           756,519,991.00       2.73%
New York, NY                      751,314,744.00       2.72%
San Diego, CA                     605,789,606.00       2.19%
Las Vegas, NV-AZ                  518,629,324.00       1.87%
Phoenix-Mesa, AZ                  516,871,944.50       1.87%
Orange County, CA                 505,076,181.00       1.83%
Top 10 MSAs                     8,848,686,543.08      31.98%
All Other MSAs                 18,816,808,224.34      68.02%
                               -----------------     ------
Total FF Production            27,665,494,767.42     100.00%
                               =================     ======

(LOGO)

                                     (LOGO)

                            (FIRST FRANKLIN(R) LOGO)

                              2. PRODUCT OVERVIEW

(FIRST FRANKLIN(R) LOGO)

                                PRODUCT OVERVIEW

FIRST FRANKLIN SUBPRIME PRODUCTION CHARACTERISTICS

                        2003       2004       2005       2006      Q1 2007    APR-07
                      --------   --------   --------   --------   --------   --------
VOLUME ($BN)              20.1       29.2       29.5       28.0        6.0       1.86
AVERAGE LOAN AMOUNT   $138,955   $150,567   $154,469   $148,645   $159,803   $177,996
WAC                       7.05%      6.83%      7.25%      8.24%      8.45%      8.90%
WAFICO                     655        654        655        652        650        643
WALTV                    82.78%     84.12%     83.27%     82.76%     83.23%     84.82%
WACLTV                   92.66%     92.69%     93.20%     93.56%     92.75%     90.93%
WADTI                    40.89%     42.93%     42.82%     43.11%     43.39%     43.87%
CALIFORNIA               45.89%     38.76%     33.81%     23.95%     18.93%     18.91%
INTEREST ONLY            31.25%     45.14%     51.11%     27.32%     15.44%      4.26%
40 YEAR                    N/A        N/A       0.78%     10.82%     14.22%     13.64%
50 YEAR                    N/A        N/A        N/A      16.03%     33.17%     43.44%
40 /50 / IO              31.25%     45.14%     51.89%     54.17%     62.83%     61.34%
PURCHASE                 68.64%     66.17%     68.22%     69.23%     64.73%     54.75%
RAPID REFI                1.14%      6.43%     10.57%      7.47%     11.14%     16.79%
FULL DOC                 91.59%     83.05%     67.65%     64.81%     66.06%     74.48%
STATED                    4.41%      2.63%     17.13%     25.90%     20.97%      7.04%
NOO                       2.78%      2.62%      2.13%      2.50%      3.09%      3.79%
2ND LIEN                  9.93%      8.79%     10.11%     10.06%      9.75%      6.35%
FTHB*                      N/A        N/A        N/A      34.89%     32.54%     26.40%
OWNER OCC.               96.82%     96.90%     97.31%     96.98%     96.54%     95.73%

*    FTHB - First-Time Home Buyer

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                PRODUCT OVERVIEW

PRODUCTION CUTS

                        Product Terminated                      Rationale
           -------------------------------------------  ------------------------
Mar. 2007  -    Less than 620 FICO for LTV>95% and all  -    Credit Risk
                combos for full/rapid/blended

           -    Stated Doc Loans with LTV>95% and all   -    Credit Risk
                combos

           -    Stated and Stated Plus loans >90%LTV    -    Credit Risk
                with less than 18 months of 0x30

           -    FTHB 100% Stated                        -    Credit Risk

           -    3 Tradelines rated 6 months each with   -    Credit Risk
                1 opened for more than 24 months
                required for all LTV/CLTVs

Feb. 2007  -    Interest Only loans qualifying at       -    Federal regulatory
                fully amortized payment using fully          guidance (borrowers
                indexed rate (index plus margin)             now qualified at
                                                             principal and the
                                                             fully-indexed
                                                             interest rate and
                                                             margin)

Jan. 2007  -    Stated and FTHB increased Source and    -    Credit Risk
                Seasoning

           -    No less than $50,000 original loan      -    Loss Severity
                balance

Dec. 2006  -    Less than 60 day seasoned/sourced       -    Credit Risk
                reserves for stated doc wages

Aug. 2006  -    HELOC                                   -    Insufficient market
                                                             demand

           -    103% Mortgage with 3% for Closing       -    Insufficient market
                Costs                                        demand

           -    580-619 FICO to 100% ARMS               -    Credit Risk; Lack
                                                             of Performance

Mar. 2006  -    580 to 100% Combos                      -    Credit Risk; Lack
                                                             of Performance

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                PRODUCT OVERVIEW

PRODUCTS LAUNCHED

                 Product Launched                      Description
            --------------------------  ----------------------------------------
Sept. 2006  -    Temporary Buydowns     -    Seller contributions subsidizing
                                             payments for first 2 years.

Aug. 2006   -    40-year Second Liens   -    Able to piggyback with 40 or 50
                                             year first liens.

            -    Lite Credit            -    Allows minimal tradelines with no
                                             derogatory credit.

June 2006   -    Best Score             -    Uses co-borrower score with joint
                                             household financial history.

May 2006    -    50 Year Loan           -    50 year amortization with balloon
                                             at year 30.

Feb. 2006   -    Rapid Purchase         -    Streamlined documentation with 18
                                             month mortgage history.

Jan. 2006   -    No Prepayment Penalty  -    Lower margin and no PPP for high
                 Pilot                       quality borrowers.

Dec. 2005   -    Non-Traditional        -    Requires FICO but substitutes
                 Credit (ANTHEM) Pilot       Anthem score for limited
                                             tradelines.

Nov. 2005   -    40 Year Loan           -    40 year amortization with balloon
                                             at year 30.

Sept. 2005  -    Non-Owner Occupied DA  -    Increase loan amounts
                 Enhancements

July 2005   -    100% 3-4 Units Pilot   -    NY and Boston branches

May 2005    -    HELOC Behind Interest  -    Changed policy to allow HELOC
                 Only                        behind IO first lien.

            -    Interest Only on NIV   -    Allowed IO on stated product.

            -    Interest Only on       -    Allowed IO on streamlined product
                 Rapid Refi                  up to 90% LTV.

            -    NIV Second Liens       -    Introduced stated second liens to
                                             piggyback with stated first leins.

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                PRODUCT OVERVIEW

FIRST PAYMENT DEFAULTS

CURRENT ENVIRONMENT:

-    FPDs have exceeded our internal goal of 1%.

OUR ACTION PLAN:

-    Tightly managed process

-    Established minimum Loan Safe(R) scores to mitigate highest risk FPDs

- Corrective action plan for any branch >1% for rolling 90 days and adjusted compensation for FPDs

-    Maintain high profile metric for both FF and HLS

                                    (GRAPHS)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                PRODUCT OVERVIEW
                    Full and Stated Income Product Migration

GUIDELINE AND PRICING REVISIONS TO STATED INCOME AND 100% LTV/CLTV

-    REDUCTION IN 100% LTV/CLTV OVERALL

                                    (GRAPHS)

(LOGO)

                                     (LOGO)

                            (FIRST FRANKLIN(R) LOGO)

                           3. UNDERWRITING GUIDELINES

(FIRST FRANKLIN(R) LOGO)

                            UNDERWRITING GUIDELINES

HIGHLIGHTS OF UNDERWRITING, APPRAISAL, AND ASSET QUALITY PROCESS

     -    100% credit underwriting performed prior to funding

     -    100% loan-by-loan fraud prevention due diligence

     -    100% automated underwriting to leverage technology and mitigate risk

     -    Escalated appraisal and collateral review process

     - Decentralized underwriting and centralized post-funding Quality Control ("QC")/Asset Quality ("AQ") process

     - Production/sales compensation directly impacted by QC/AQ and loan performance results

     -    Responsible lending policy and bank regulatory compliance oversight

     - Movement from whole loan due diligence to post securitization settlement QC efforts

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                             UNDERWRITING GUIDELINES

APPRAISAL FLOWCHART

                                  (FLOWCHART)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                             UNDERWRITING GUIDELINES

PROCESS FLOW CHART

Activities performed by delegated Loan Account Managers:

-    Provide underwriting decision with conditional approval

-    Follow up on conditions and counteroffers

-    Run Mavent software to test for state and other compliance requirements

Activities performed by delegated Production Coordinator or Underwriter:

- If they can not get all the conditions, restructure and re-underwrite the deal.

-    100% of all deals must go back to Underwriting for approval

                                  (FLOWCHART)

-    EPD/FPD reporting

-    All Compliance metrics

-    Critical Errors and AQ trends

-    Loan performance trends by product and borrower characteristics

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                            UNDERWRITING GUIDELINES
                             Asset Quality Program

ASSET QUALITY - UPFRONT, CENTRALIZED SAMPLING PROGRAM

-    Post Funding Audits

     - Non Prime Audit = 5% audit of the underwriting guidelines, calculations and process

     - Broker on Watch = 100% audit of all funded loans when broker is on watch

     -    Pilot Audits

-    Approved statistical selection model

     - Utilizes past quarters initial critical errors to determine statistical audit selection number

     - 5% of each production office or a minimum of 10 loans per audit period selected

     -    All funded loans are available for selection

     -    Consistent selection quality

ASSET QUALITY CONTROL

     - Management's compensation is reduced if greater than 10% of the files reviewed have critical errors.

     - Critical errors include but are not limited to guideline exceptions without appropriate approval or delegation authority, assets not verified, income not documented properly, etc.

                                    (GRAPHS)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                             UNDERWRITING GUIDELINES

BROKER AND BRANCH QUALITY CONTROL

-    Training and field management initiatives include:

     - In addition to the changes to guidelines we also implemented changes to field management compensation for any branch that has an FPD rate greater then 1%.

     - All branches have recommended corrective action plans with goal of maximum 1% FPD rate

     -    Created training module for stated borrowers

     - Refresher training on use of our collateral quality tools: LoanSafeTM, IdentityPro and GEO AVMsTM

     - Updated training module for underwriting income: Full Doc and bank statements.

     -    Created training module for understanding assets and reserves.

BROKER MANAGEMENT - 26 STAFF

- Nearly 1,500 brokers rejected with approximately 250 on watch (Over 60,000 terminated since 2000).

-    Pre-screening of new brokers prior to accepting broker applications

-    Ongoing monitoring of current brokers through MARI

-    Annual re-certification of active brokers through Firstline Data

- Brokers placed on watch due to suspicious activity or industry alerts - additional due diligence is required & 100% of loans are audited by AQ

BROKER SURVEILLANCE

                                    (GRAPHS)

-    We have the following statuses:

     FUNDING STATUS

          -    Approved (A)

               -    Certain brokers in APPROVED status may have a WATCH flag

          -    Interim Approved (I)

     NON FUNDING STATUS

               -    Denied (D)

               -    Terminated (T)

               -    Rejected (R)

-    Database has been in existence since 1996

- If a BROKER was ever on 'WATCH', the reasons for watch are ALWAYS MAINTAINED to keep us ALERTED

(LOGO)

                                     (LOGO)

                            (FIRST FRANKLIN(R) LOGO)

                        4. FFMER SECURITIZATION PROGRAM

(FIRST FRANKLIN(R) LOGO)

                          FFMER SECURITIZATION PROGRAM

SECURITIZATION STRATEGY

- 100% of loans fully credit underwritten prior to funding at the local offices by an appropriately delegated underwriter

- AQ and QC supported by comparison to securitization reps and warranties to replace whole loan due diligence

- Current EPD and repurchase reserve levels expected to be maintained at same levels

- Loans originated and sold into the trust with zero seasoning - No delinquent loans included

-    Will track all repurchase activity on trustee reports

SECURITIZATION PROGRAMS

-    FFMER 2007-# : 1st lien Core program

-    FFMER 2007-X : 2nd lien Core program

-    FFMER 2007-H# - 1st lien HLTV program

-    FFMER 2007-A# : 1st and 2nd lien Alt A Program

-    FFMER 2007-SD# : Scratch and Dent Program

SECURITIZATION TIMELINES - 1ST LIEN EXAMPLE

-    Provide indicative tape Mar 15th

-    Receive loss coverage & enhancement levels Mar 22nd

-    Finalize structure & Rating Agency signoff Mar 29th

-    Market transaction April 1st

-    Provide final tape April 20th

-    Settle Securitization April 27th

- First Franklin will deliver final tape consistent in all material respects to the indicative tape

SECURITIZATION CONTACTS

-    Trustees

     -    Wells Fargo - www.ctslink.com

     -    Deutsche Bank - http://www.tss.db.com

     -    LaSalle Bank - http://www.etrustee.net

     -    US Bank - https://trustinvestorreporting.usbank.com

-    FFML Monitor - Access thru www.mlx.ml.com

-    ABSInvestor-http://wholeloand.worldnet.ml.com/absinvestor

(LOGO)

                                     (LOGO)

                            (FIRST FRANKLIN(R) LOGO)

                           (HOME LOAN SERVICES LOGO)

                             5. HOME LOAN SERVICES

(FIRST FRANKLIN(R) LOGO)

                               HOME LOAN SERVICES

PARTNERSHIP WITH FIRST FRANKLIN AND NATIONPOINT

           (PARTNERSHIP WITH FIRST FRANKLIN AND NATIONPOINT DIAGRAM)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                               HOME LOAN SERVICES

RATING AGENCY RATINGS

                                               2004         2005          2006
                                            ----------   ----------   -----------
MOODY'S RATINGS (2007 REVIEW 5/07)
Primary Servicer (Subprime)                 SQ2          SQ2+         SQ1-
Primary Servicer (Prime)                     --            --         SQ2
Primary Servicer (Second Liens)             SQ2          SQ2          SQ2
Special Servicer                            SQ3          SQ2-         SQ2+

FITCHRATINGS (2007 REVIEW 4/07)
Primary Servicer (Alt-A)                    RPS2-        RPS2-        RPS2
Primary Servicer (Subprime)                 RPS2-        RPS2-        RPS2
Special Servicer                            RSS3+        RSS3+        RSS2-

S&P RATINGS (REAFFIRMED 10/05 - 2006 SITE
REVIEW 10/06)*
Residential Subprime Mortgage Servicer      Above Avg.   Above Avg.   In Progress
Alternative Residential Mortgage Servicer   Above Avg.   Above Avg.   In Progress
Residential Prime Mortgage Servicer*                --           --   In Progress

* Added to S&P Approved List of Residential Mortgage Servicers for Prime/Alt-A - 1/07

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                               HOME LOAN SERVICES

HLS IMPACT ON FIRST / EARLY PAYMENT DEFAULTS

     - All loans due for first contractual payment are managed by the First Payment Default team. First Franklin and HLS share the same FPD goal of under 1%.

     - All loans that miss payments within the first 90 days are managed by the Early Payment Default team.

                              (HLS IMPACT DIAGRAM)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                               HOME LOAN SERVICES

DEFAULT TIMELINE

                           (DEFAULT TIMELINE DIAGRAM)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                               HOME LOAN SERVICES

LOSS MITIGATION

                            (LOSS MITIGATION DIAGRAM)

                                    ARM SHOCK

- Automated system identification to help recognize customers experiencing ARM shock

-    Proactive call campaigns prior to ARM reset

-    Letter campaigns offering assistance on 30+ delinquent ARM reset loans

-    Multiple modification options available

                                  CROSS SELLING

- Counseling ideas offered to help retain home ownership through reducing expenses and increasing income

- Repayment plans designed to build pay history before completing a modification

-    Counsel to market property if home ownership is not financially feasible

                               LOAN MODIFICATIONS

-    Low re-default rate -

          -    60+ delinquent loans modified in the past 12 months = 13%

-    Offer a multitude of modification products:

          -    Extend fixed period before next ARM adjustment

          -    40 year modification

          -    Interest only modification

          -    Add another co-signor to strengthen the loan

          -    Modify long term repayment plans

-    Maximize cash flow for investor

                              PRE-FORECLOSURE SALES

- Track delinquent properties for sale to ensure marketing efforts are strong and pricing is appropriate based on FMV

-    Work with customers through redemption period to avoid losses to the trust

-    Negotiate strongest net proceeds and closing costs to decrease losses

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                               HOME LOAN SERVICES

LOSS MITIGATION SUCCESS RATE

                                    (GRAPHS)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                               HOME LOAN SERVICES

LOSS SEVERITY

                           SERVICED FOR NATIONAL CITY

                                    (GRAPHS)

                       SERVICED FOR SECURITIZATION TRUSTS

                                    (GRAPHS)

- The term "all in" refers to principal loss plus all expenses related to the liquidation of the property, as well as lost interest on the securitized portfolio (i.e. the total loss taken divided by the balance at foreclosure).

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                               HOME LOAN SERVICES

SERVICING STATISTICS

                           ACCOUNTS SERVICE PERIOD END

                                    (GRAPHS)

                          HEADCOUNT GROWTH THROUGH 2007

          HLS HEADCOUNT ACTUAL AND FORECAST VS. TOTAL ACCOUNTS SERVICED

                                    (GRAPHS)

                    OUTSTANDINGS SERVICED ($000S) PERIOD END

                                    (GRAPHS)

- As of 3/31/07, HLS serviced 374,417 accounts for $52.5 billion of which $40.5 billion was serviced for securitizations; $8.2 billion for National City; $3.7 billion for First Franklin Warehouse; and the remainder for other investors.

-    HLS has been servicing FFMLT Shelf since December, 2004.

- 2007 and beyond: HLS will continue to service originations of First Franklin and NationPoint. Wilshire Credit Corporation will service MLMI and SURF originations.

(LOGO)

(FIRST FRANKLIN(R) LOGO)

                                   DISCLAIMERS

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-140436) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

Merrill Lynch prohibits (a) employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change such rating or price target, as consideration or inducement for the receipt of business or for compensation, and (b) Research Analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients.

(LOGO)